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                      STOCKHOLDER NON-COMPETITION AGREEMENT



     THIS STOCKHOLDER NON-COMPETITION AGREEMENT (the "Agreement") is entered into as of October 3, 1997, among VALLEY SPORTS SURGEONS, INC., a Pennsylvania corporation (the "Management Company"), VALLEY SPORTS & ARTHRITIS SURGEONS, P.C., a Pennsylvania professional corporation (the "Medical Group"), each of the individuals identified on the signature page hereof (each, a "Stockholder" and collectively, the "Stockholders"), and BMJ MEDICAL MANAGEMENT, INC., a Delaware corporation ("BMJ"), with reference to the following facts:


          A. The Medical Group is engaged in the business of providing orthopedic medical and surgical services and related medical and ancillary services (the "Medical Services") to the general public.

          B. Each Stockholder is a partner in or an equity owner or employee of the Medical Group.

          C. BMJ and the Management Company are engaged in the business of providing management, administrative, financial, marketing, information technology and related services to professional medical organizations.

          D. The Medical Group and the Management Company have entered into a Management Services Agreement effective as of September 1, 1997 (the "Management Services Agreement"), under which the Medical Group has agreed to cause the Stockholders to covenant not to compete against the Management Company.

          E. Pursuant to the Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement") among BMJ and the Stockholders, pursuant to which each Stockholder is receiving shares of BMJ capital stock in exchange for shares of capital stock of the Management Company, each Stockholder agreed to enter into a noncompetition agreement with BMJ and the Management Company.

     NOW, THEREFORE, in consideration of and as an inducement to BMJ's entering into the Stock Purchase Agreement and the other agreements related thereto, and in consideration of such Stockholder's status as (i) a partner in or equity owner or employee of the Medical Group and (ii) a selling stockholder of the Management Company, each Stockholder (for himself or herself only) hereby agrees for the benefit of the Medical Group, the Management Company and BMJ as follows:


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     1. Definition.

     For all purposes of this Agreement, "Competitive Business" shall mean any business that provides (i) orthopedic medical and surgical services and related medical and ancillary services to the general public, or (ii) administrative, billing, collection, financial, marketing, information technology and operational services to professional medical groups relating to such groups' provision of the professional medical and related services described in clause
(i), or (iii) any other services provided by BMJ or the Management Company.

     2. Agreement Not to Compete or Interfere with Business.

          (a) Each Stockholder acknowledges that (i) he or she is receiving benefits from the acquisition of securities from BMJ pursuant to the Stock Purchase Agreement, (ii) as the sole stockholder of the Management Company, BMJ intends to benefit from the Management Services Agreement, (iii) the Medical Group and its affiliates conduct their business primarily in Lehigh County, Pennsylvania, and (iv) due to the highly competitive nature of the Medical Group's, the Management Company's and BMJ's businesses, the value and goodwill of their respective businesses would be substantially impaired if such Stockholder engaged in a Competitive Business. Accordingly, each Stockholder hereby agrees that, during the period commencing on the date hereof and ending two years after the earliest to occur of (x) the expiration of the Management Services Agreement, (y) the termination of the Management Services Agreement by the Management Company pursuant to Section
     12.2 thereof, or (z) the effective date of such Stockholder's resignation or termination of equity owner status or employment with the Medical Group, he or she will not:

               (A) engage, directly or indirectly, in any Competitive Business at any location within twenty-five (25) miles of any Medical Group office (the "Restricted Territory"), whether such engagement shall be as an employee, officer, director, owner, partner, advisor, consultant, stockholder or other participant in any Competitive Business (or in any similar capacity in which the Stockholder derives an economic benefit from a Competitive Business);

               (B) assist others in engaging in any Competitive Business within the Restricted Territory in the manner described in the foregoing clause (A);

               (C) solicit, entice or induce any employee or stockholder of, or any partner in, the Medical Group, BMJ, the Management Company, or any affiliate or subsidiary of the Medical Group, the Management Company or



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          BMJ to terminate his or her employment or partnership or stockholder status with such entity or to engage in any Competitive Business within the Restricted Territory;


               (D) solicit, entice or induce any vendor, customer or distributor of the Medical Group, the Management Company, BMJ, or any affiliate or subsidiary of the Medical Group, the Management Company, or BMJ to terminate or materially diminish its relationship with the Medical Group, the Management Company, BMJ, or any affiliate or subsidiary of the Medical Group, the Management Company, or BMJ; or

               (E) otherwise knowingly damage, disparage or interfere with the Medical Group, BMJ, the Management Company or any affiliate or subsidiary of the Medical Group, the Management Company, or BMJ;

     provided, however, that nothing contained in this Agreement shall prohibit the Stockholder from owning in the aggregate less than one percent (1.0%) of a class of publicly-traded securities issued by any Competitive Business.

          (b) BMJ, the Management Company and the Medical Group acknowledge and agree that such Stockholder shall have no further obligation pursuant to this Agreement in the event that (i) the Medical Group terminates or rescinds the Management Services Agreement pursuant to Section 12.1 or
     Section 13 thereof, respectively, or (ii) either party to the Management Services Agreement terminates such agreement pursuant to Section 12.3 thereof.

     3. Confidentiality.

          (a) Each Stockholder acknowledges and agrees that certain information he or she has received or will receive from the Medical Group and its Affiliates or from BMJ or the Management Company and their respective Affiliates constitutes the confidential and proprietary trade secrets of the Medical Group, the Management Company or BMJ, as the case may be, and that such Stockholder's non-disclosure thereof is essential to this Agreement and a condition to such Stockholder's use and possession thereof. Each Stockholder shall retain in strict confidence any and all such confidential information received from the Medical Group and/or any of its Affiliates (the "Medical Group Confidential Information") or from BMJ or the Management Company and/or any of their respective Affiliates (the "BMJ Confidential Information" and, together with the Medical Group Confidential Information, the "Confidential Information") and under no circumstances shall such Stockholder distribute or in any way disseminate Confidential Information, directly or indirectly, to any third party or use Confidential Information for such Stockholder's personal benefit without the



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     prior written consent of the Medical Group (in the case of Medical Group
     Confidential Information) or without the prior written consent of BMJ (in the case of BMJ Confidential Information).


          (b) Notwithstanding the above, no Stockholder shall have any liability to the Medical Group or its Affiliates or to BMJ, the Management Company or their respective Affiliates with respect to Confidential Information which:

               (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of such Stockholder;

               (ii) is disclosed with the prior written consent of the Medical Group or BMJ, as the case may be;

               (iii) becomes known to such Stockholder from a source other than the Medical Group or its Affiliates or BMJ, the Management Company or their respective Affiliates without breach of this Agreement by such Stockholder, without breach of any agreement between the Medical Group, the Management Company or BMJ, as the case may be, and such source, and otherwise not in violation of the Medical Group's or its Affiliates' rights or the rights of the Management Company, BMJ or their respective Affiliates; or

               (iv) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that such Stockholder shall provide prompt, advance notice thereof to enable the Medical Group or its affiliate or BMJ, the Management Company or their respective Affiliates to seek a protective order or otherwise prevent such disclosure.

          (c) Each Stockholder agrees to indemnify the Medical Group or its Affiliates and BMJ, the Management Company or their respective Affiliates for any damages the same may suffer as a result of such Stockholder's or his or her agents' failure to abide by the provisions of this Section 3.

     4. Acknowledgment.

     Each Stockholder acknowledges that the provisions of this Agreement are not designed to prevent such Stockholder from earning a living or fostering his or her own career. The provisions of this Agreement are designed to prevent any third party from gaining unfair advantage from a Stockholder's knowledge of confidential and proprietary information relating to the Medical Group, the Management Company or BMJ or otherwise damaging or interfering with the business of the Medical Group, the Management Company or BMJ or from a Stockholder's



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participation in any Competitive Business. Each Stockholder further acknowledges receiving sufficient consideration under the Stock Purchase Agreement to compensate him or her for any losses he or she may suffer or incur as a result of losing any employment or other professional opportunity as a result of entering into and fulfilling his or her obligations under this Agreement.


     5. Survival; Remedies.

     Each Stockholder's covenants under this Agreement shall survive termination of his or her equity owner status or employment with the Medical Group. Each Stockholder acknowledges that a breach or threatened breach by such Stockholder of this Agreement will cause irreparable damage and material loss to BMJ, the Management Company and the Medical Group and that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agrees that each of the Medical Group, the Management Company and BMJ shall be entitled to injunctive relief; provided, however, that nothing contained herein shall be construed as prohibiting the Medical Group, the Management Company or BMJ from pursuing any other remedies available for any such breach or threatened breach.

     6. Benefits of Agreement.

     This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successors of the Medical Group and successors of BMJ or the Management Company by reorganization, merger or consolidation or otherwise and any assignee of all or substantially all of the business and properties of the Medical Group, the Management Company or BMJ.

     7. Severability.

     It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.



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     8. Notices.

     All notices or other communications required or permitted hereunder shall be in writing and sufficient if (a) delivered personally, (b) sent by nationally-recognized overnight courier or (c) sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

               (i)  If to the Medical Group, to:


                    Valley Sports & Arthritis Surgeons, P.C.
                    1230 South Cedar Crest Boulevard
                    Suite 101
                    Allentown, Pennsylvania 18103
                    Attention: David Sussman, M.D.
                    Telecopier: (610) 820-0359;

               (ii) If to the Management Company, to:

                    Valley Sports Surgeons, Inc.
                    1230 South Cedar Crest Boulevard
                    Suite 101
                    Allentown, Pennsylvania  18103
                    Attention:  President
                    Telecopier: (610) 820-0359;

                    with a copy to:

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza
                    New York, New York  10112
                    Attention:  Jeffrey S. Held, Esq.
                    Telecopier: (212) 408-2420;

              (iii) If to any Stockholder, to his or her address set forth on the signature page hereto beneath his or her name; and

              (iv)  If to BMJ, to:

                    BMJ Medical Management, Inc.
                    4800 North Federal Highway
                    Suite 104D
                    Boca Raton, Florida  33431
                    Attention:  Naresh Nagpal, M.D.
                                President
                    Telecopier: (561) 391-1389;



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                    with a copy to:

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza
                    New York, New York  10112
                    Attention:  Jeffrey S. Held, Esq.
                    Telecopier: (212) 408-2420;

or, in each case, to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (a) when delivered, if personally delivered, (b) on the business day after dispatch, if sent by nationally-recognized overnight courier and (c) on the third business day after dispatch, if sent by mail.

     9. Relationship Among Stockholders.

     No Stockholder shall have any responsibility for any breach of this Agreement by any other Stockholder or for any representations, warranties, acts or omissions of any other Stockholder. Each Stockholder is entering into this Agreement for and on behalf of such Stockholder only, and no partnership, joint venture, unincorporated association or any other legal entity is intended to be formed by or among the Stockholders as a result of or in connection with this Agreement. The parties have chosen to execute a single instrument for convenience only, and this Agreement shall be construed as separate and several agreements among the Medical Group, the Management Company, BMJ and each of the respective Stockholders for all purposes. This Agreement may be executed in separate counterparts.

     10. Entire Agreement; Amendments; Prior Agreements.

     This Agreement, the Management Services Agreement and the Stock Purchase Agreement and the other agreements referred to herein and therein constitute the entire agreement between the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by a written instrument executed by the parties hereto. This Agreement supersedes any and all prior agreements among all of the parties hereto with respect to the matters covered hereby.

     11. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the laws and principles thereof or of any other jurisdiction which would direct the application of the laws of another jurisdiction.



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     12. Attorneys' Fees.

     In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the losing party all costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.

     13. Headings.

     The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.


                                     * * * *



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     IN WITNESS WHEREOF, this Stockholder Non-Competition Agreement has been executed and delivered as of the date first above written.

                                         VALLEY SPORTS & ARTHRITIS
                                            SURGEONS, P.C.


                                         By:
                                            --------------------------
                                            Name:
                                            Title:

                                         BMJ MEDICAL MANAGEMENT, INC.


                                         By: /s/ Naresh Nagpal, M.D.
                                            --------------------------
                                            Naresh Nagpal, M.D.
                                            President and
                                            Chief Executive Officer

                                         VALLEY SPORTS SURGEONS, INC.


                                         By: /s/ David E. Ellwanger
                                            --------------------------
                                            David E. Ellwanger
                                            Secretary


                                         STOCKHOLDERS:

                                         /s/ George Arangio, M.D.
                                         ------------------------------
                                         George Arangio, M.D.

                                         Address for notices:

                                         327 N. Marshall Street
                                         Allentown, Pennsylvania  18104

                                         /s/ Thomas DiBenedetto, M.D.
                                         -----------------------------
                                         Thomas DiBenedetto, M.D.


                                         Address for notices:

                                         5534 Heather Lane
                                         Orefield, Pennsylvania 18069




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                                         /s/ Neal Stansbury, M.D.
                                         -----------------------------
                                         Neal Stansbury, M.D.

                                         Address for notices:

                                         2867 Apple Valley Estates
                                         Orefield, Pennsylvania  18069

                                         /s/ David Sussman, M.D.
                                         -----------------------------
                                         David Sussman, M.D.

                                         Address for notices:

                                         214 N. 31st Street
                                         Allentown, Pennsylvania 18104

                                         /s/ Prodromos Ververeli, M.D.
                                         -----------------------------
                                         Prodromos Ververeli, M.D.

                                         Address for notices:

                                         3660 Briarwood Lane
                                         Allentown, Pennsylvania  18103
                                         Address for notices: